Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Joel Brooks	Kim Sutton Golodetz
Chief Financial Officer	(kgolodetz@lhai.com)
(jbrooks@senesco.com)	Anne Marie Fields
(732) 296-8400	(afields@lhai.com)
212-838-3777

SENESCO TECHNOLOGIES REPORTS THIRD QUARTER

FISCAL 2006 FINANCIAL RESULTS

NEW BRUNSWICK, N.J. (May 16, 2006) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) reported financial results for the three month period ended March 31, 2006.

The net loss for the three months ended March 31, 2006 was $717,421, or $0.05 per share, compared with a net loss of $908,900, or $0.07 per share, in the comparable period in fiscal 2005. This decrease in the net loss was primarily the result of an increase in revenue and interest income, and a decrease in operating expenses.

The Company reported revenues of $35,416 during the three month period ended March 31, 2006, compared with $12,500 in the comparable period in fiscal 2005. The recorded revenue consisted of the amortized portion of milestone payments on development and license agreements.

Total operating expenses for the three month period ended March 31, 2006 were $777,477, down from $934,527 in the comparable period in fiscal 2005. This decrease was primarily attributable to a 17.7% decrease in research and development expenses and a 16.0% decrease in general and administrative expenses. The Company expects operating expenses to increase over the next twelve months as it continues to expand its research and development activities.

Research and development expenses for the three month period ended March 31, 2006 were $348,868, compared with $424,131 for the comparable period in fiscal 2005. This decrease was primarily the result of a decrease in stock-based compensation.

General and administrative expenses for the three month period ended March 31, 2006 were $428,579, compared with $510,396 in the comparable period in fiscal 2005. This decrease was primarily the result of a decrease in stock-based compensation.

As of March 31, 2006, Senesco had cash, cash equivalents and investments of $2,514,006 and working capital of $1,798,449.

Recent Research and Development Highlights

During the quarter ended March 31, 2006, Senesco reported that the Company’s proprietary Factor 5A gene technology has a positive effect on plants grown in soil with low nutrient levels and in the absence of commercial fertilizer. The Senesco plants exhibited nearly three times the seed yield of unenhanced control plants under these conditions, which could result in significant economic and environmental benefits with no sacrifice to yield.

The Company also reported data from the University of Colorado showing that the Company’s Factor 5A1 gene technology increased the survivability of pancreatic islet cells isolated for transplantation in a pre-clinical animal model. Presently, one of the major drawbacks of islet transplantation is the low number of live islets that can be obtained for transplantation.

Additionally, researchers at the University of Colorado at Denver and Health Sciences Center found Senesco’s gene technology showed a reduction of two important indicators of HIV-1 replication in human cell line tests. The data demonstrated that Senesco’s Factor 5A1 gene technology reduces the amounts of p24 and IL-8 by approximately 50 percent in HIV-infected cells. The levels of p24, a core protein in HIV cells, and IL-8, a proinflammatory cytokine, rise proportionately with increased HIV replication making both of them standard indicators of HIV-1 infection.

About Senesco Technologies, Inc.

Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine. Accelerating apoptosis may have applications to development of cancer treatments. Delaying apoptosis may have applications to certain diseases such as glaucoma, ischemia and arthritis, among others. Senesco takes its name from the scientific term for the aging of plant cells: senescence. The Company has developed technology that regulates the onset of cell death. Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables. In addition to its human health research programs, the Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence. Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products. Senesco is headquartered in New Brunswick, New Jersey.

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

(tables to follow)

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended March 31,	For the Three Months Ended March 31,	For the Nine Months Ended March 31,	For the Nine Months Ended March 31,	From Inception on July 1, 1998 through March 31,
	2006	2005	2006	2005	2006

Revenue	$35,416	$12,500	$60,416	$112,500	$412,083

Operating Expenses:
General and administrative	428,579	510,396	1,499,770	1,534,937	16,601,544
Research and development	348,868	424,131	1,173,848	1,039,320	6,592,429
Total Operating Expenses	777,447	934,527	2,673,618	2,574,257	23,193,973

Loss From Operations	(742,031)	(922,027)	(2,613,202)	(2,461,757)	(22,781,890)

Sale of state income tax loss, net	—	—	—	153,160	586,442
Other noncash income	—	—	—	—	321,259
Interest income, net	24,610	13,127	84,650	30,846	290,679
Net Loss	$(717,421)	$(908,900)	$(2,528,552)	$(2,277,751)	$(21,583,510)

Basic and Diluted Net Loss Per Common Share	$(0.05)	$(0.07)	$(0.16)	$(0.16)

Basic and Diluted Weighted Average Number of Common Shares Outstanding	15,467,388	13,827,151	15,467,388	13,805,629

Prior year amounts have been adjusted for adoption of FAS 123R on July 1, 2005.

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY

(A DEVELOPMENT STAGE COMPANY)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	June 30,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$442,511	$291,858
Short-term investments	2,071,495	3,941,627
Prepaid expenses and other current assets	79,329	156,544
Total Current Assets	2,593,335	4,390,029

Long-term investments	—	247,768
Property and equipment, net	15,243	30,038
Intangibles, net	1,955,446	1,438,119
Security deposit	7,187	7,187
TOTAL ASSETS	$4,571,211	$6,113,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$149,067	$217,569
Accrued expenses	597,902	180,002
Deferred revenue	47,917	33,333
Total Current Liabilities	794,886	430,904

Grant payable	99,728	90,150
Other liability	26,398	2,336
TOTAL LIABILITIES	921,012	523,390

STOCKHOLDERS’ EQUITY:

Preferred stock, $0.01 par value; authorized 5,000,000 shares, no shares issued	—	—
Common stock, $0.01 par value; authorized 30,000,000 shares, issued and outstanding 15,467,388	154,674	154,674
Capital in excess of par	25,079,035	24,490,035
Deficit accumulated during the development stage	(21,583,510)	(19,054,958)
Total Stockholders’ Equity	3,650,199	5,589,751

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,571,211	$6,113,141

Prior year amounts have been adjusted for adoption of FAS 123R on July 1, 2005.

See Notes to Condensed Consolidated Financial Statements.